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                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-17453 of USA Waste Services, Inc. on Form S-3 of our report dated March 30, 1995 (relating to the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries not presented separately herein) appearing in USA Waste Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and USA Waste Services, Inc.'s Current Report on Form 8-K/A, Amendment No. 3, filed on July 1, 1996.



                                                         DELOITTE & TOUCHE LLP



Pittsburgh, Pennsylvania
January 13, 1997